EXHIBIT 99.1
Energy Transfer LP Announces Pricing of $3.5 Billion of Senior Notes and
$400 Million of Fixed-to-Fixed Reset Rate Junior Subordinated Notes
DALLAS—June 6, 2024—Energy Transfer LP (NYSE: ET) today announced the pricing of its concurrent offerings of $1.0 billion aggregate principal amount of 5.250% senior notes due 2029, $1.25 billion aggregate principal amount of 5.600% senior notes due 2034 and $1.25 billion aggregate principal amount of 6.050% senior notes due 2054 (together, the “senior notes”), and $400 million aggregate principal amount of 7.125% fixed-to-fixed reset rate junior subordinated notes due 2054 (the “junior subordinated notes”) at a price to the public of 99.797%, 99.741%, 99.461%, and 100.000%, respectively, of their face value.
The sale of the senior notes and the junior subordinated notes are expected to settle on June 21, 2024, subject to the satisfaction of customary closing conditions. The settlement of the senior notes is not conditioned on the settlement of the junior subordinated notes, and the settlement of the junior subordinated notes is not conditioned on the settlement of the senior notes. Energy Transfer intends to use the net proceeds of approximately $3.463 billion (before offering expenses) from the senior notes offering and $396 million (before offering expenses) from the junior subordinated notes offering to fund all or a portion of the cash consideration for its previously announced acquisition of WTG Midstream Holdings LLC, refinance existing indebtedness, including borrowings under its revolving credit facility, redeem all of its outstanding Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Series A preferred units” ), and for general partnership purposes. This press release does not constitute a notice of redemption with respect to, or an offer to purchase, any indebtedness or Series A preferred units.
In connection with the pricing of the concurrent offerings, Energy Transfer issued a notice to redeem all of its outstanding Series A preferred units at a redemption price per unit of $1,009.87899, which is equal to $1,000.00 per unit plus unpaid distributions to, but excluding, June 21, 2024.
Barclays Capital Inc., J.P. Morgan Securities LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC are acting as joint book-running managers for the senior notes offering and the junior subordinated notes offering.
The concurrent offerings of the senior notes and the junior subordinated notes are being made pursuant to an effective shelf registration statement and prospectus filed by Energy Transfer with the Securities and Exchange Commission (“SEC”). The concurrent offerings of the senior notes and the junior subordinated notes may each be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended, copies of which may be obtained for each of the senior notes and the junior subordinated notes, respectively, from the following addresses:

Barclays Capital Inc.
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, NY 11717
Email: barclaysprospectus@broadridge.com
1-888-603-5847

J.P. Morgan Securities, LLC
383 Madison Avenue
New York, NY 10017
Attention: Investment Grade Syndicate Desk
Fax: (212) 834-6081

MUFG Securities Americas Inc.
1221 Avenue of the Americas, 6th Floor
New York, NY 10020
Attention: Capital Markets Group
1-877-649-6848

TD Securities (USA) LLC
1 Vanderbilt Avenue, 11th Floor
New York, NY 10017
Attention: DCM-Transaction Advisory
1-855-495-9846

Well Fargo Securities, LLC
608 2nd Avenue South, Suite 1000
Minneapolis, MN 55402
Attention: WFS Customer Service
Email: wfscustomerservice@wellsfargo.com
1-800-645-3751

You may also obtain these documents for free when they are available by visiting EDGAR on the SEC website at www.sec.gov.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Energy Transfer LP owns and operates one of the largest and most diversified portfolios of energy assets in the United States, with more than 125,000 miles of pipeline and associated energy infrastructure. Energy Transfer’s strategic network spans 44 states with assets in all of the major U.S. production basins. Energy Transfer is a publicly traded limited partnership with core operations that include complementary natural gas midstream, intrastate and interstate transportation and storage assets; crude oil, natural gas liquids (“NGL”) and refined product transportation and terminalling assets; and NGL fractionation. Energy Transfer also owns Lake Charles LNG Company, as well as the general partner interests, the incentive distribution rights and approximately 21% of the outstanding common units of Sunoco LP (NYSE: SUN), and the general partner interests and approximately 39% of the outstanding common units of USA Compression Partners, LP (NYSE: USAC).
Forward-Looking Statements
Statements about the offering may be forward-looking statements. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “intends,” “projects,” “plans,” “expects,” “continues,” “estimates,” “goals,” “forecasts,” “may,” “will” and other similar expressions. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Energy Transfer, and a variety of risks that could cause results to differ materially from those expected by management of Energy Transfer. Important information about issues that could cause actual results to differ materially from those expected by management of Energy Transfer can be found in Energy Transfer’s public periodic filings with the SEC, including its Annual Report on Form 10-K. Energy Transfer undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Energy Transfer LP
Investor Relations:
Bill Baerg, Brent Ratliff, Lyndsay Hannah, 214-981-0795

Media Relations:
Media@energytransfer.com
214-840-5820